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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-105506 of Fedders Corporation and subsidiaries (the "Company") on Form S-3 of our reports dated October 29, 2002, appearing in the Annual Report on Form 10-K/A of the Company for the year ended August 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Parsippany, New Jersey
June 26, 2003